EXHIBIT 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 11, 2005, by and between PLANTRONICS, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 31, 2003, as amended from time to time (the “Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, effective as of the date hereof, the Credit Agreement shall be amended as follows:

Section 1. Definitions. Each capitalized term used but not otherwise defined herein has the meaning assigned to it in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 8.11 is hereby amended and restated to read in full as follows:

“8.11 Net Funded Debt to EBITDA Ratio. The Company shall not permit as of the last day of any fiscal quarter the Net Funded Debt to EBITDA Ratio to be greater than 2.00 to 1:00.”

(b) Section 9.01(l) is hereby deleted in its entirety and the following substituted therefor:

“(l) [Reserved].”

Section 3. Interpretation. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document.

Section 4. Representations, Warranties and Covenants. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PLANTRONICS, INC. By: /s/ Barbara V. Scherer Barbara V. Scherer Senior Vice President, Finance & Administration and Chief Financial Officer	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Patrick Bishop Patrick Bishop Vice President
By: /s/ Richard R. Pickard Richard R. Pickard Vice President, Secretary and General Counsel